DANIEL K. DONKEL
546 Rio Vista Ave.
Daytona Beach, FL 32114
(386) 226-4344 - Telephone
(386) 252-3703 - Facsimile
E-mail: ddonkel@cfl.rr.com

May 16, 2009

Delivery via email (rm@foxpetro.com)

Fox Petroleum (Alaska), Inc.
Attn.: Richard Moore

Re: Status of Alaska Oil and Gas Leases

Dear Mr. Moore:

As you are aware, Samuel Cade paid, on behalf of Fox Petroleum (Alaska), Inc., the annual royalties due on or about March 3, 2009 with respect to five (5) separate Alaska oil and gas leases as identified below (collectively, the "Alaska Leases"). The payment of these annual rental payments was understood to have been made under terms and conditions similar to those contained in that certain Agreement dated January 30, 2009 between Fox Petroleum (Alaska), Inc. (the "Company") and Mr. Cade and myself. You have requested a modification and amendment related to the time period within which the rental payments made on the Alaska Leases can be repaid. This letter addresses the limited terms and conditions under which Mr. Cade and I would be amenable to a revised agreement related to the subject Leases.

It is important to highlight the current facts and circumstances which are as follows:

A. Effective as of February 2, 2007, Fox Petroleum, LLC entered into an Agreement with Daniel K. Donkel ("Donkel") and Samuel H. Cade ("Cade") whereby Donkel and Cade agreed to transfer and assign all of their right, title and interest, subject to retention of an aggregate 5.0% of 8/8ths royalty, in and to various leases which included the following three (3) Alaska oil and gas leases (the "Beaufort Sea Leases"):

ADL Lease No. 390838
ADL Lease No. 390844
ADL Lease No. 390845

Per instructions, Donkel and Cade conveyed the interests in the Beaufort Sea Leases to the Company.

B. Effective as of October 10, 2007, the Company entered into an Agreement with Daniel K. Donkel ("Donkel") and Samuel H. Cade ("Cade") whereby Donkel and

Cade agreed to transfer and assign all of their right, title and interest, subject to retention of an aggregate 5.0% of 8/8ths royalty, in and to various leases which included the following two (2) Alaska oil and gas leases (the "North Slope Leases"):

ADL Lease No. 390825
ADL Lease No. 390827

C. Prior to March 1, 2009, the Company notified Donkel and Cade of its intent not to pay the annual rental payments due and owing to the State of Alaska, on or before March 1, 2009, with respect to the Beaufort Sea Leases and the North Slope Leases (collectively, the "Alaska Leases") in the aggregate amount of $25,126.00.

D. In order to preserve ownership of the Alaska Leases, Donkel and Cade agreed to undertake best efforts to provide funds to pay the annual rental payments due on the Alaska Leases.

E. The Company agreed to repay, within no more than approximately 60 days, all amounts advanced by Cade to pay the annual rental payments on the Alaska Leases together with 18% interest. As security for repayment of the amounts advanced by Donkel and/or Cade, it was agreed that the Company grant to Donkel and Cade a security interest in, and otherwise pledge, all of its right, title and interest in and to each of the Alaska Leases. If it failed to repay all amounts advanced by Donkel and/or Cade, it was agreed that the Company would prompt transfer and assign to Donkel (25%) and Cade (75%) all of its right, title and interest in and to the Alaska Leases.

F. The annual rental due and owing on the Alaska Leases, in the aggregate amount of $25,126, was timely paid by Cade on March 3, 2009. However, as of the date of this letter, the Company has not yet repaid to Cade any of the annual lease payment amounts as agreed upon. Accordingly, in accordance with the terms of the original agreement, the Company is obligated to promptly deliver to Donkel and Cade fully executed and notarized Lease Assignments conveying all of its right, title and interest in each of the Alaska Leases to Donkel (25%) and Cade (75%). The Company has failed to execute and delivery any of the subject Lease Assignments

G. Notwithstanding the foregoing, the Company proposes that the terms of the agreement be modified and amended to allow it an additional period of time within which to repay to Cade the annual rental payments made on the Alaska Leases together with 18% interest thereon and thereby retain ownership of the Alaska Leases.

Based on the foregoing, Cade and the undersigned are willing to accept the Company's proposal to modify and amend the terms of the Agreement as summarized above but only upon satisfaction and completion of the following conditions and actions by the Company:

1. The Company shall immediately execute and notarize, in triplicate, Lease Assignments which convey to Cade (75%) and Donkel (25%) all of its right, title and interest in and to each of the subject Alaska Leases.

2. All of the foregoing Lease Assignments shall be delivered by the Company to Patrick J. Russell, Esq. of the law firm of Allen & Vellone, P.C. whose address is 1600 Stout St., Suite 1100, Denver, Colorado 80202, to be held in trust subject to the following terms and conditions:

a. If upon receipt of the Lease Assignments, there are any errors, changes or other modifications detected in the Lease Assignments which require corrective action by the Company, the Company will be notified in writing of the necessary changes and modifications and will thereafter immediately proceed to correct any Lease Assignment(s) and re-deliver the corrected Lease Assignment(s) to Mr. Russell.

b. The Lease Assignments shall be returned to the Company if the Company pays, on or before August 14, 2009, the sum of $27,108.76 (consisting of $25,126.00 in rental payments made on the Alaska Leases and $1,982.76 in accrued interest from March 3, 2009 until August 14, 2009 – being 164 days @ $12.39/day). Such payment shall be made via wire transfer to Allen & Vellone, P.C., for the benefit and subsequent distribution to Cade, in accordance with the following wire transfer instructions:

Bank:	Guaranty Bank and Trust
ABA No.:	102000966
For Credit to:	Allen & Vellone, P.C. Trust Account Account no. 1321404

c. If the Company does not pay in full the $27,108.76 on or before August 14, 2009 in accordance with the requirements of subparagraph b above, then Mr. Russell is authorized to immediately release all of the Lease Assignments to Cade and Donkel. Once released, the Lease Assignments can be completed by Cade and Donkel and then submitted for filing to the Alaska Department of Natural Resources with applicable filing fees.

3. If all of the foregoing Lease Assignments are not delivered to Mr. Russell on or before May 26, 2009, then all agreements and understandings pertaining to the extension of time to repay amounts to Cade as contained herein shall be null and void and without any further force and effect.

4. The Company agrees that is shall, without further consideration, execute, acknowledge and deliver such other documents or instruments and shall take such other action as may be necessary in order to carry out its obligations and agreements set forth

herein. Such additional documents may include, without limitation, additional Lease Assignments for any, or all, of the Alaska Leases in order to comply with requirements imposed by the Alaska Dept. of Natural Resources or otherwise.

5. The provisions hereof embody the entire agreement and understanding between the parties concerning the modification and amendment to the original agreement between the parties. All of the provisions hereof shall be binding upon the parties hereto and their respective successors and assigns. This agreement shall be construed and interpreted in accordance with the laws of the State of Alaska. Notwithstanding anything stated to the contrary, Cade and Donkel reserve any and all other claims and/or remedies available at law or in equity arising from, or contained within, the original agreement, as modified and amended herein, and any other agreements between the Company and them.

6. This document shall be deemed for all purposes to have been prepared through the joint efforts of the parties hereto and shall not be construed for or against one party or any other party as a result of the preparation, submittal, drafting, execution or other event of negotiation hereof.

7. This document may be executed by signing the original or a counterpart hereof. If executed in counterparts, all counterparts taken together shall have the same effect as if all the parties had signed the same instrument. This document may be executed by telefax signature which shall be valid and binding as original signatures for all purposes (evidentiary or otherwise).

If the foregoing correctly sets forth the agreement and understanding concerning the modification to the terms of the original agreement, please indicate your agreement and acceptance by executing at the space provided for below and returning to the undersigned the original of the page containing your signature. By signing this document, the parties represent and warrant to the other party that they have the appropriate authority to sign this document on behalf of the party they are signing for.

If you have any questions or comments concerning the terms set forth herein, please advise or call to discuss.

Sincerely yours.

Daniel K. Donkel

Samuel H. Cade

herein. Such additional documents may include, without limitation, additional Lease Assignments for any, or all, of the Alaska Leases in order to comply with requirements imposed by the Alaska Dept. of Natural Resources or otherwise.

5. The provisions hereof embody the entire agreement and understanding between the parties concerning the modification and amendment to the original agreement between the parties. All of the provisions hereof shall be binding upon the parties hereto and their respective successors and assigns. This agreement shall be construed and interpreted in accordance with the laws of the State of Alaska. Notwithstanding anything stated to the contrary, Cade and Donkel reserve any and all other claims and/or remedies available at law or in equity arising from, or contained within, the original agreement, as modified and amended herein, and any other agreements between the Company and them.

6. This document shall be deemed for all purposes to have been prepared through the joint efforts of the parties hereto and shall not be construed for or against one party or any other party as a result of the preparation, submittal, drafting, execution or other event of negotiation hereof.

7. This document may be executed by signing the original or a counterpart hereof. If executed in counterparts, all counterparts taken together shall have the same effect as if all the parties had signed the same instrument. This document may be executed by telefax signature which shall be valid and binding as original signatures for all purposes (evidentiary or otherwise).

If the foregoing correctly sets forth the agreement and understanding concerning the modification to the terms of the original agreement, please indicate your agreement and acceptance by executing at the space provided for below and returning to the undersigned the original of the page containing your signature. By signing this document, the parties represent and warrant to the other party that they have the appropriate authority to sign this document on behalf of the party they are signing for.

If you have any questions or comments concerning the terms set forth herein, please advise or call to discuss.

Sincerely yours.

Daniel K. Donkel

Samuel H. Cade

Samuel H. Cade

AGREED TO BY THE UNDERSIGNED:

FOX PETROLEUM (ALASKA), INC.

By______________________________
Richard Moore, President
Date: May 20, 2009

ALLEN & VELLONE, P.C.

By______________________________
Patrick J. Russell, for the Firm
Date: May ___, 2009

AGREED TO BY THE UNDERSIGNED:

FOX PETROLEUM (ALASKA), INC.

By ______________________________
Richard Moore, President
Date: May ___, 2009

ALLEN & VELLONE, P.C.

By ______________________________
Patrick J. Russell, for the Firm
Date: May 25, 2009